UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2022

B. RILEY PRINCIPAL 150 MERGER CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40083	85-2081659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue, 21st Floor

New York, NY 10171

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 457-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	BRPMU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	BRPM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	BRPMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 15, 2022, B. Riley Principal 150 Merger Corp., a Delaware corporation (“BRPM” or the “Company”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, a total of 14,991,860 (67.89%) of the Company’s issued and outstanding shares of common stock held of record as of May 26, 2022, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Special Meeting, each of which was approved and described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 21, 2022. The final vote tabulation for each proposal is set forth below.

1.	The Business Combination Proposal. To approve the Agreement and Plan of Merger, dated as of October 24, 2021 (as amended on December 29, 2021 and March 10, 2022, and as the same may be further amended and/or restated from time to time, the “Merger Agreement”), by and among BRPM, BRPM Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of BRPM (“Merger Sub”) and FaZe Clan Inc., a Delaware corporation (“FaZe”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into FaZe (the “Merger”), with FaZe surviving the Merger as a wholly owned subsidiary of BRPM, and the other transactions contemplated thereby (the “Business Combination”). In connection with the consummation of the Business Combination, BRPM will be renamed “FaZe Holdings Inc.” and is referred to herein as “New FaZe” as of the time following such change of name. The Business Combination Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,338,044	652,596	1,220	0

2.	The Binding Charter Proposals. To approve the amendment and restatement of BRPM’s amended and restated certificate of incorporation, dated as of February 18, 2021 (the “Current Charter”), which, if approved, would take effect upon the consummation of the Business Combination (the “Binding Charter Proposals”), which were presented as two separate sub-proposals.

A.	For the holders of BRPM’s Class A common stock and Class B common stock, voting together as a single class, to approve the adoption of the second amended and restated certificate of incorporation of BRPM (the “Proposed Charter”), which will replace the Current Charter. Binding Charter Proposal A was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,338,682	650,626	2,552	0

B.	For the holders of BRPM’s Class A common stock to approve an amendment to the Current Charter to (i) increase the number of authorized shares of New FaZe’s capital stock, each with a par value of $0.0001 per share, from 111,000,000 shares consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock, to 501,000,000 shares consisting of 500,000,000 shares of New FaZe common stock and 1,000,000 shares of preferred stock and (ii) to provide that the number of authorized shares of any class of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of New FaZe’s stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (“DGCL”). Binding Charter Proposal B was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,019,017	656,369	3,974	0

3.	The Advisory Charter Proposals. To approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which were presented in accordance with the requirements of the SEC as six separate sub-proposals:

A.	If the Binding Charter Proposals are approved, the Proposed Charter will remove the provisions for BRPM’s current Class B common stock (which will all convert into New FaZe’s single class of common stock in connection with the Business Combination). Under the Proposed Charter, New FaZe will be authorized to issue 501,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of New FaZe common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of New FaZe preferred stock, par value $0.0001 per share, as opposed to the Current Charter, which authorizes BRPM to issue 111,000,000 shares of capital stock, consisting of (a) 110,000,000 shares of common stock, including 100,000,000 shares of Class A common stock, par value $0.0001 per share, 10,000,000 shares of Class B common stock, par value $0.0001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share. Advisory Charter Proposal A was approved. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,332,239	655,427	4,194	0

B.	If the Binding Charter Proposals are approved, the Proposed Charter will provide that the number of authorized shares of any class of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of New FaZe’s stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL. Advisory Charter Proposal B was approved. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,298,384	654,292	39,184	0

C.	The Proposed Charter will eliminate the ability of stockholders to act by written consent. Advisory Charter Proposal C was approved. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,729,826	2,226,571	35,463	0

D.	Under the Proposed Charter, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the then outstanding shares of voting stock of New FaZe will be required to amend, alter, repeal or rescind Articles V(B) (Preferred Stock), VI (Directors), VII (Stockholder Meetings), VIII (Director Liability), IX (Indemnification), X (Forum Selection), and XI (Amendments) of the Proposed Charter. Advisory Charter Proposal D was approved. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,301,941	686,463	3,456	0

E.	Under the Proposed Charter, the board of directors of New FaZe (the “New FaZe Board”) is expressly authorized to adopt, amend, alter, or repeal New FaZe’s amended and restated bylaws (the “Proposed Bylaws”). The Proposed Bylaws can also be adopted, amended, altered or repealed by the stockholders, provided that any stockholder amendment to the Proposed Bylaws will require approval of at least two-thirds (66 2/3%) of the voting power of all of the then outstanding shares of voting stock of New FaZe. Advisory Charter Proposal E was approved. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,264,268	723,119	4,473	0

F.	The Proposed Charter will change the classification of the New FaZe Board from two classes to three classes, with each class elected for staggered term, as well as with each class consisting, as nearly as may be possible, of one third of the total number of directors constituting the whole board. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, (i), a director may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of New FaZe entitled to vote at an election of directors and (ii) a director may be removed from office at any time only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of voting stock of New FaZe entitled to vote at an election of directors. Advisory Charter Proposal F was approved. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,771,190	2,147,685	72,985	0

4.	The Stock Issuance Proposal. To approve, for the purposes of complying with the applicable listing rules of the Nasdaq Capital Market (“Nasdaq”), the issuance of (x) shares of New FaZe common stock pursuant to the terms of the Merger Agreement and (y) shares of New FaZe common stock to certain accredited investors, including affiliates of B. Riley Principal 150 Sponsor Co., LLC and an existing stockholder of FaZe (collectively, the “PIPE Investors”) in connection with the purchase of an aggregate of 11,800,000 shares of BRPM Class A common stock pursuant to the subscription agreements, each dated October 24, 2021, between BRPM and the PIPE Investors, plus any additional shares pursuant to subscription agreements BRPM may enter into prior to Closing. The Stock Issuance Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,670,205	1,319,221	2,434	0

5.	The Director Election Proposal. To elect ten directors to serve on the New FaZe Board for staggered three year terms or until their respective successors are duly elected and qualified. The Director Election Proposal was approved. The final voting tabulation for this proposal was as follows:

Director Nominee	Votes For	Votes Withheld
Calvin “Snoop Dogg” Cordozar Broadus Jr. (Class I)	14,340,840	651,020
Mickie Rosen (Class I)	14,244,198	747,662
Ross Levinsohn (Class I)	14,242,690	749,170
Angela Dalton (Class II)	14,338,962	652,898
Nick Lewin (Class II)	14,339,021	652,839
Paul Hamilton (Class II)	14,242,621	749,239
Lee Trink (Class III)	14,340,919	650,941
Bruce Gordon (Class III)	14,339,034	652,826
Daniel Shribman (Class III)	13,808,659	1,183,201
Andre Fernandez (Class III)	14,340,526	651,334

6.	The Incentive Plan Proposal. To approve the New FaZe 2022 Omnibus Incentive Plan, including the authorization of the initial share reserve under the New FaZe 2022 Omnibus Incentive Plan. The Incentive Plan Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,396,297	1,523,763	71,800	0

7.	The ESPP Proposal. To approve the New FaZe 2022 Employee Stock Purchase Plan, including the authorization of the initial share reserve under the New FaZe 2022 Employee Stock Purchase Plan. The ESPP Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,334,509	655,243	2,108	0

Because each of the foregoing proposals were approved and because BRPM and FaZe did not anticipate requiring additional time to complete the Business Combination, the proposal to adjourn the Special Meeting to a later date or dates was not presented at the Special Meeting.

Item 7.01 Regulation FD Disclosure.

On July 15, 2022, the Company issued a press release announcing that its stockholders approved the Business Combination at the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. There can be no assurance that the Business Combination will be consummated.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

B. RILEY PRINCIPAL 150 MERGER CORP.

	By:	/s/ Daniel Shribman
Dated: July 15, 2022		Name:	Daniel Shribman
		Title:	Chief Executive Officer and Chief Financial Officer